Exhibit 99.2

CODE OF BUSINESS CONDUCT AND ETHICS

of

CAPSTEAD MORTGAGE CORPORATION

Purpose and Scope

This Code of Business Conduct and Ethics (the “Code”) embodies the commitment of Capstead Mortgage Corporation (“Capstead” or the “Company”) and its subsidiaries in maintaining the highest standards of ethics and conduct in all of our business relationships. It is intended to document the principles of conduct and ethics to be followed by the Company’s employees, officers and directors. This Code covers a wide range of business practices and procedures and applies to all employees, officers and directors of the Company. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, officers and directors of the Company.

This Code is intended to meet the New York Stock Exchange (“NYSE”) listing standards and rules adopted by the Securities and Exchange Commission (the “SEC”) for a code of business conduct and ethics. In addition, this Code is intended to provide the basis for and enhance an effective corporate compliance and ethics program at the Company.

Honest and Ethical Conduct

Each employee, officer and director will at all times promote high standards of integrity by conducting its affairs honestly and ethically. Each employee, officer and director must act with integrity and observe the highest ethical standards of business conduct in dealings with the Company’s customers, suppliers, competitors and employees and anyone else with whom such employee, officer or director has contact in the course of performing his or her job.

Fair Dealing

Each employee, officer and director will at all times deal fairly with the Company’s customers, suppliers, competitors and employees. While we expect our employees, officers and directors to advance the interests of the Company, we expect them to do so in a manner that is consistent with the highest standards of integrity and ethical dealings. No employee, officer or director shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of facts, or any other unfair-dealing practice.

No gift or entertainment shall be offered, given, provided or accepted by any employee, officer or director or any of their family members, unless it: (a) is consistent with customary business practices, (b) is not excessive in value, (c) is infrequent, (d) cannot be construed as a bribe, payoff or kickback and (e) does not violate any laws or regulations. A gift of cash is not acceptable in any circumstance. The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage.

Compliance with Laws, Rules and Regulations

The Company expects its employees, officers and directors to comply with all laws, rules and regulations applicable to the Company’s operations and business. As a public company with its stock trading on the NYSE, these include securities laws, rules and regulations established by the SEC and the NYSE, including insider trading laws. The Company insists on strict compliance with the spirit and the letter of these laws, rules and regulations. Employees, officers and directors shall seek guidance whenever they are in doubt as to the applicability of any law, rule or regulation or regarding any contemplated course of action.

All employees, officers and directors shall pay particular attention to potential violations of insider trading laws. Insider trading is both unethical and illegal and will be dealt with decisively if it occurs. Employees, officers and directors who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. All non-public information about the Company should be considered confidential information. To use non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical but also illegal.

Conflicts of Interest

All employees, officers and directors of the Company shall be scrupulous in avoiding any action or interest that conflicts, or gives the appearance of conflict, with the Company’s interests. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her duties objectively and effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper benefits as a result of his or her position in the Company, whether received from the Company or a third party. The Company requires its employees, officers and directors to do everything they reasonably can to avoid conflicts of interest, or even the appearance of such.

If a conflict of interest becomes unavoidable and includes a director or an executive officer, the director or executive officer shall promptly report the conflict of interest to the Board of Directors. If a conflict of interest becomes unavoidable and includes an employee or officer, other than an executive officer, the employee or officer will promptly report the conflict of interest to the Chief Executive Officer. Any conflict of interest that arises in a specific situation or transaction must be resolved before taking any action. Conflicts of interest may not always be evident, and employees, officers and directors should consult with higher levels of management or the Company’s legal counsel if they are uncertain about any situation.

Corporate Opportunities

Employees, officers and directors are prohibited from (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or position, (b) using corporate property, information or position for personal gain, and (c) competing with the Company either directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. It is also the Company’s policy that employees, officers and directors are prohibited from diverting to others any business opportunities that are discovered through the use of corporate property, information or position in which he or she has reason to believe the Company would be interested, without authorization from the Chief Executive Officer. Opportunities may not always be evident; employees, officers and directors should consult with higher levels of management or the Company’s legal counsel if they are uncertain about any situation.

Confidentiality

Employees, officers and directors must maintain the confidentiality of all information entrusted to them by the Company or its customers, except when disclosure is authorized by the Company or legally mandated. Confidential information includes all information that may be of use to the Company’s competitors, or that could be harmful to the Company or its customers, if disclosed.

Employees, officers and directors will comply with all confidentiality policies adopted from time to time by the Company, and with confidentiality provisions in agreements to which they or the Company are parties.

Protection and Proper Use of Company Assets

All employees, officers and directors shall protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability and are prohibited. Any suspected incident of theft, carelessness and waste should be immediately reported for investigation. Company assets should be used only for legitimate business purposes.

Employment Practices

The Company will enforce a policy of equal employment opportunity for all qualified present and potential employees. The Company will also promote a non-threatening work environment where physical, sexual and verbal harassment are not tolerated in any aspect of work relationships. Employees are encouraged to report any acts of harassment or discrimination to appropriate personnel. Employees who do not believe it appropriate or are not comfortable approaching their supervisors about their concerns may utilize the Company’s toll-free Sarbanes-Oxley Confidential Employee Hotline at 866-639-5856 (the “SOX Hotline”), maintained by an independent third-party service provider. Confidentiality of the person making the report will be protected, subject to applicable law, regulation or legal proceedings. The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports.

The Company recognizes that circumstances may arise where it may be in the best interest of the Company to employ an immediate family member or corresponding in-law of a current employee. The Company, however, will not hire such person if such hiring violates or otherwise interferes with the system of internal control.

Encouraging the Reporting of any Illegal or Unethical Behavior

The Company encourages employees to communicate with supervisors, managers or other appropriate personnel about observed illegal or unethical behavior (especially when in doubt about the best course of action in a particular situation). Employees should report actual and suspected violations of laws, rules, regulations or this Code to appropriate personnel. Employees who do not believe it appropriate or are not comfortable approaching their supervisors about their concerns may utilize the Company’s SOX Hotline to report actual and suspected violations. Confidentiality will be protected, subject to applicable law, regulation or legal proceedings. The Company will not permit retaliation of any kind by or on behalf of the Company and its employees, officers and directors against good faith reports or complaints of violations of this Code or other illegal or unethical conduct.

Compliance, Waiver or Amendment of the Code

Employees, officers and directors must promptly report any violation of this Code to the Chief Executive Officer for corrective and/or disciplinary action; except that if the violation involves a director or executive officer, it must be reported promptly to the Governance & Nomination Committee. Violations of this Code can be submitted anonymously by calling our toll-free Sarbanes-Oxley Confidential Employee Hotline at (866) 639-5856, which is maintained by an independent third-party service provider.

Disciplinary actions for violations of this Code can include oral or written reprimands, suspension or termination of employment or a potential civil lawsuit. Any action resulting in a waiver of any provision of this Code must be approved. With regard to any director or executive officer, such waiver shall be approved by the Board of Directors and promptly disclosed by means of filing a current report on Form 8-K with the SEC and by posting on the Company’s website at www.capstead.com. With regard to any other employee, the Chief Executive Officer of the Company shall approve such waiver.

This Code may be amended or modified at any time by the Board of Directors. Any such amendments will be immediately posted on the Company’s website at www.capstead.com.

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